EXHIBIT 1.2

                         SELECTED DEALER WARRANT (FORM)

                        SELECTED DEALER WARRANT AGREEMENT

         THIS SELECTED DEALER WARRANT AGREEMENT (the "Agreement"), dated as of ___________, 1999 is made and entered into by and between BETA OIL & GAS, INC., a Nevada corporation (the "Company"), and BROOKSTREET SECURITIES CORPORATION ("Warrantholder").

         Concurrently herewith, the Company is consummating the sale, in a public offering (the "Offering") of up to 1,650,000 of shares (the "Public Offering Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock or the "Shares"). The Offering has been registered under the Securities Act of 1933, as amended (the "Act") and has been underwritten by Brookstreet Securities Corporation pursuant to an Underwriting Agreement dated as of ________, 1999 (the "Underwriting Agreement") between the Company and Brookstreet Securities Corporation. The Underwriting Agreement provides that, on consummation of the sale of any of Public Offering Shares, the Company shall sell and issue to broker / dealers participating in the offering, including the Underwriter ("Selected Dealers") warrants (the "Warrants") entitling the Selected Dealers to purchase, on the terms and conditions hereinafter set forth, a number of shares of Company Common Stock (hereinafter referred to as the "Warrant Shares") equal to ten percent (10%) of the number of Public Offering Shares sold in the Offering.

         In consideration of the foregoing and in satisfaction of the Company's obligations contained in the Underwriting Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations with respect thereto, the Company and the Warrantholder, for value received, hereby agree as follows:


Section 1.  Sale and Issuance of Warrants; Transferability and Form of Warrants.


         1.1 Sale and Issuance of the Warrants. The Company agrees that it shall issue and sell, and the Warrantholder agrees to purchase, on this date, a number of Warrants equal to ten percent (10%) of the number of Shares that is sold by the Warrantholder in the Offering, for a purchase price of $.001 per warrant. Each Warrant will entitle the Warrantholder to purchase one share of the Company's Common Stock (as hereinafter further defined in Subsection 8.1(h)__ hereof), at the Warrant Price (as defined in Section 7 hereof). Accordingly, the number of Warrants to be sold and issued on the date hereof by the Company to the Warrantholder, and the number of Warrant Shares that may be purchased hereafter on exercise thereof (before giving effect to any adjustments required by Section 8 hereof), shall be ___,000. The Warrants being sold and issued on the date hereof shall be evidenced by a Warrant Certificate substantially in the form of Exhibit A hereto (the "Warrant Certificate"). If additional Shares of Common Stock are sold hereafter in the Offering, the Company shall sell and issue to the Selected Dealers, on the terms and conditions set forth herein, a number of additional Warrants equal to ten percent (10%) of such additional Shares that are sold by the Selected Dealers (the "Additional Warrants"). The Additional Warrants, if any, shall be sold and issued on the Interim Closing Date(s) and Final (as defined in the Underwriting Agreement and shall be evidenced by a separate Warrant Certificate substantially in the form of Exhibit A hereto.

         1.2  Registration.   The  Warrants  shall  be  numbered  and  shall  be
registered on the books of the Company when issued.


         1.3 Transfer. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Newport Beach, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto.

         1.4 Limitations on Transfer of the Warrants. Subject to the provisions of Section 11, the Warrants shall not be sold, transferred, assigned or hypothecated by the Warrantholder, until ___________, 2000, except that the Warrants may be transferred, in whole or in part, to (i) one or more persons, each of whom on the date of transfer is an officer or partner of the transferring Warrantholder; (ii) any other underwriting firm or member of the selling group which participated in the Public Offering (or the officers or partners of any such firm); (iii) a successor to the transferring Warrantholder in merger or consolidation; (iv) a purchaser of all or substantially all of the transferring Warrantholder's assets; or (v) any person receiving the Warrants from one or more of the persons listed in this subsection 1.4 at such person's or persons' death pursuant to a will or trust or the laws of intestate succession. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.


         1.5 Form of Warrants. The text of the Warrants and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement. The Warrants shall be dated as of the date of the initial escrow closing as defined in the Underwriting Agreement and Final Prospectus..


Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested.

Section 3.        Term of Warrants; Exercise of Warrants.

         (a) Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on __________, 2000 and ending at 5:00 p.m., Pacific Time, on ____________, 2004 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and sections 7 and 8 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Warrant Shares (unless less than an aggregate of 100 Warrant Shares are then purchasable under all outstanding Warrants held by a Warrantholder).


         (b) Payment of the aggregate Warrant Price shall be made in cash, or by check, or any combination thereof. Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of each Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company to such Warrantholder.



Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Warrant Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Warrant Shares.

Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and payment of the reasonable out-of-pocket expenses incurred by the Company in issuing a replacement Warrant Certificate.

Section 6. Reservation of Warrant Shares. There has been reserved, out of its authorized Capital Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants, and the Company shall at all times keep reserved, for so long as any of the Warrants remain outstanding, such shares of Common Stock that from time to time are, and such additional Warrant Shares or other securities that, pursuant to Section 8 hereof, become issuable on exercise of the Warrants.

Section 7. Warrant Price. The price per Share at which Warrant Shares shall be purchasable upon the exercise of the Warrants shall be $7.50, subject to any adjustments thereto required pursuant to Section 8 hereof (and as so adjusted, the "Warrant Price").

Section 8. Adjustment of Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         8.1 Adjustments. The number of Warrant Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.


                  (cb) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 8.1(ba) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection (d) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.

                  (dc) For the purposes of the adjustments covered by subsections 8.1(ba) or (cb) hereof, the Common Stock which the holders of any Common Stock Rights shall be entitled to subscribe for or purchase, whether by exercise, exchange or conversion or otherwise, shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Common Stock Rights, plus the consideration or premiums stated in such Common Stock Rights to be paid for the Common Stock covered thereby. In case the Company shall sell or issue Below Market Shares, or Common Stock Rights containing the right to subscribe for or purchase Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence of this subsection 8.1(d), the Company's Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Warrantholder. In determining the "price per share" of Common Stock, any underwriting discounts or commissions shall not be deducted from the consideration received by the Company for or in connection with any sales of Below Market Shares or Common Stock Rights.

                  (ed) No adjustment in the number of Warrant Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Warrant Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (fe) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which (i) the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and (ii) the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (gf) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the transaction or transactions that required such adjustment and the computation by which such adjustment was made.

                  (hg) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (x) if the Warrantholder' right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities, and (y) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 8.

                  (ih) Upon the expiration of any Common Stock Rights, if such shall not have been exercised prior thereto (the "Expired Rights"), the number of Warrant Shares purchasable upon exercise of the Warrants then outstanding, and the Warrant Price thereof, shall, upon such expiration, be readjusted to the number of Warrant Shares that would have been issuable on exercise of such outstanding Warrants, and the Warrant Price at which the Warrant Shares would have been purchasable, if the Expired Rights had never been issued; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Expired Rights.


         8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

         8.3 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety (a "Business Combination Transaction"), the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, exercisable at any time or from time to time during the remaining term of the Warrant, upon payment of the Warrant Price in effect immediately prior to the consummation of such Business Combination Transaction (as the same may be adjusted thereafter pursuant to the adjustment provisions referenced below in this section 8.3), to purchase the kind and number or amount of shares and other securities and property which the Warrantholder would have owned or have been entitled to receive immediately after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such Business Combination Transaction. In the event of a Business Combination Transaction that is implemented by means of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrant Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrants (the "Controlling Corporation Warrants"), which entitle each Warrantholder to purchase upon the exercise thereof, the kind and amount of shares and other securities and property which the Warrantholder would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.3 shall similarly apply to successive Business Combination Transactions. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of this section 8.3 are complied with.

         8.4 Par Value of Warrant Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value (if any) per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

         8.5 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

         8.6 Statement on Warrant Certificates. Irrespective of any adjustments in the number of Shares or other securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.


Section 9. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Warrant Shares on the exercise of any of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or any specified portion thereof being exercised), the Company shall pay to the Warrantholder, in lieu of the issuance of such fractional Warrant Share, an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the last reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.


Section 10. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, unless and until the Warrantholder or such transferee (as the case may be) exercises the Warrants, in whole or in part, and pays the Warrant Price thereof to the Company. Notwithstanding the foregoing, however, if at any time prior to the earlier of the expiration of the Warrants and or their exercise in full, any one or more of the following events shall occur:

                  (a) any action which would require an adjustment pursuant to Section 8.1; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then, the Company shall give notice in writing of such event to the Warrantholder, in the manner provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be.

Section 11.       Restrictions on Transfer; Registration Rights.

         11.1 Transfer Restrictions. The Warrantholder agrees that prior to making any disposition of the Warrants or the Warrant Shares, other than to persons or entities identified in clauses (i) through (v), inclusive, of Section 1.4, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

         11.2     Registration Rights.

                  (a) The Company shall be obligated to the owners of the Warrants and the Warrant Shares to register the Warrant Shares in its a Registration Statement for the offering. The Company also agrees that, until all Warrant Shares have been sold, the Company shall keep the Registration Statement effective pursuant to which such securities are now and have been registered.


                  (b) All fees, disbursements and out-of-pocket expenses (other than Warrantholder' brokerage fees and commissions and reasonable legal fees of counsel to the Warrantholder, if any) in connection with the filing of any Registration Statement under section 11(a) and in complying with applicable securities and Blue blue Sky sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of Warrant Shares with copies of such Registration Statement and the prospectus included therein and other related documents, and any opinions and no-action letters in such quantities as may be reasonably requested by the Warrantholder or holder of Warrant Shares.


Section 12.  Indemnification.

         12.1 Indemnification of Warrantholder. The Company agrees to indemnify and hold harmless each Warrantholder and any holder of such Warrant Shares and each  person,  if any,  who  controls  the  Warrantholder  or any holder of such
Warrant Shares within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such Warrantholder or any holder of such Warrant Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Warrant Shares specifically for inclusion therein . This indemnity will be in addition to any liability which the Company may otherwise have.

         12.1 Indemnification of the Company. The Warrantholder and the holders of the Warrant Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Warrant Shares specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of Warrant Shares may otherwise have.

         12.3 Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is a Warrantholder or a holder of Warrant Shares or a person who controls a Warrantholder or a holder of Warrant Shares within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action, including any impleaded parties, include both a Warrantholder or a holder of Warrant Shares or such controlling person and the indemnifying party and a Warrantholder or a holder of Warrant Shares or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Warrantholder or a holder of Warrant Shares or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Warrantholder or a holder of Warrant Shares or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Warrantholder, the holders of the Warrant Shares and controlling persons, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

Section 13. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Warrant Shares or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Warrant Shares or controlling person, then the Company and any Warrantholder or any such holder of the Warrant Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Warrant Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Warrant Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

         14.1 Warrantholder Address. If to the Warrantholder or a holder of Warrant Shares, at the address set forth in the Selected Dealer Agreement or any more recent notice of address change delivered to the Company.

         14.2 Company Address. If to the Company addressed to it at 901 Dove Street, Suite 230, Newport Beach, California 92660, Attention: President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 15. Survival of Representations and Warranties. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Section 16.       Miscellaneous.

         16.1 Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

         16.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Warrant Shares shall bind and inure to the benefit of their respective successors and assigns hereunder. Notwithstanding the foregoing, however, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Warrant Shares, and their respective permitted transferees (other than transferees who acquire any Warrant Shares that are free of restrictions on transfer under this Agreement and under the Act), any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Warrant Shares and such permitted transferees (other than transferees who acquire any Warrant Shares that are free of restrictions on transfer under this Agreement and under the Act).

         16.3 Amendments. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Warrantholder.

         16.4 Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, but only to the extent necessary to cure the infirmity that caused such provision to be held illegal, unenforceable or void.

         16.5 Interpretation. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained in any of the provisions hereof, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of those provisions. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to," and (iii) unless the context indicates otherwise the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear.

         16.6 Headings. The captions or headings of the sections and subsections of this Agreement are for convenience of reference only and shall be disregarded in interpreting, construing or applying any of the provisions of this Agreement.

         16.7   Counterparts.   This  Agreement  may  be  executed  in  separate
counterparts, each of which shall be an original of and all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                 BETA OIL & GAS, INC.



                                 By:
                                 Name:  Steve Antry
                                 Title:   Chairman and President



                                BROKER / DEALER:



                                By:
                                Name:
                                Title:

                                      DRAFT

     =========================================================================
                                                                       Exhibit A

                                                   Warrant Certificate No. _____
ELECTED DEALERS WARRANTS TO PURCHASE                      SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.,
                        PACIFIC TIME, ON _________, 2004

                              BETA OIL & GAS, INC.

                           INCORPORATED UNDER THE LAWS
                             OF THE STATE OF NEVADA


                         This certifies that, for value received, _____________________________________ the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from BETA OIL & GAS, INC. (the "Company"), at any time during the period commencing at 9:00 a.m., Pacific Time, on _________ __, 2000, and before 5:00
           p.m., Pacific Time, on _______ __, 2004 at the purchase price per share of $7.50 (the "Warrant Price"), the number of Shares of Common Stock of the Company set forth above (the "Warrant Shares"). The number of Warrant Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Selected Dealers Warrant Agreement referred to below.

                         The Warrants evidenced hereby represent the right to purchase an aggregate of up to ( ) Shares, subject to certain adjustments, and are issued under and in accordance with a Selected Dealer Warrant Agreement, dated as of ________ __, 1999 (the "Selected Dealer Warrant Agreement"), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Selected Dealers Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.


                The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash, or by check, or any combination thereof.


                         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Warrant Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Warrant Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Selected Dealers Warrant Agreement.

                          This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company unless and until the Warrantholder exercises its rights to purchase Warrant Shares hereunder.

                              BETA OIL & GAS, INC.



           Dated:  _____________ __, 1999                   By:


 ===============================================================================

                              BETA OIL & GAS, INC.
                                  PURCHASE FORM
      BETA OIL & GAS, INC.
      9O1 Dove Street, Suite 230
      Newport Beach, California  92660

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Warrant Shares of Common Stock (the "Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued in the name of:


                           (Please Print or Type Name)

                          (Address, including zip code)

                      (Social Security No. or Tax I.D. No.)

      and, if said number of Warrant Shares shall not be all the Warrant Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.


      Name of Warrantholder
      or Assignee:
                                 (Please Print)

      Address:


      Signature:                                  Dated:

      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

      Signatures Guaranteed:

      (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Warrant Shares covered by the Warrant set forth below:

          (Name and Address of Assignee Must Be Printed or Typewritten)

                     Social Security No.
  Name of Assignee    or Tax I.D. No.       Address      No. of Warrant Shares



      and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

      Dated:  _____________________________
      Signature of Registered Holder

      Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

      Signature Guaranteed:

      (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)